UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024 (October 23, 2023)

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim President and Chief Executive Officer
On October 23, 2023, the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) appointed David Moon, a current member of the Board as Interim President and Chief Executive Officer, effective immediately, to hold such position until a permanent successor President and Chief Executive Officer is appointed. Mr. Moon was previously a member of the Audit Committee and the Nominating and Corporate Governance Committee. In connection with his appointment as Interim President and Chief Executive Officer, Mr. Moon has stepped down from both committees, but will remain on the Board.
Mr. Moon, age 61, joined the Board in July 2023. Prior to that, Mr. Moon was President of Carrier Commercial Refrigeration, a supplier of high-efficiency CO2 turnkey refrigeration systems and services and a division of Carrier Global Corporation (NYSE: CARR), from 2020 to 2021. Prior to that, Mr. Moon worked as an Advisor for Ares Management LLC on the acquisition of CoolSys, Inc., a commercial refrigeration and HVAC services provider, in March 2019. He joined the CoolSys Board of Directors following such acquisition. Prior to that, Mr. Moon was President and Chief Operating Officer of Heatcraft Worldwide Refrigeration, a commercial refrigerator supplier and a division of Lennox International, Inc. (NYSE: LII), a provider of climate control products for heating, air conditioning, ventilation and refrigeration markets, from 2006 to 2017. Mr. Moon joined Lennox International, Inc. in 1998, holding various management positions in the United States, Singapore and Australia. Prior to that, Mr. Moon held various management positions at Allied Signal, Inc. (NYSE: ALD), Case Corporation and Tenneco Oil Company in the United States, Hong Kong, Taiwan and Germany. Mr. Moon served on the Board of Directors of American Woodmark Corporation (Nasdaq: AMWD) from 2015 to 2020. Mr. Moon received a Bachelor of Science in Civil Engineering and an MBA from Texas A&M University.
Mr. Moon does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Interim President and Chief Executive Officer, Mr. Moon will receive a base salary of $550,000 per annum, plus a one-time equity award valued at approximately $280,000, in each case pro-rated for the duration of his service, and other standard employee benefits. As an employee, Mr. Moon will no longer be eligible to receive his annual Board fees, consisting of a $50,000 cash retainer and a $100,000 equity retainer.

Departure of President and Chief Executive Officer
On October 23, 2023, Robert Yu Lang Mao, President and Chief Executive Officer, departed as President and Chief Executive Officer, effective October 23, 2023. Mr. Mao will remain on the Board but will no longer be serving as Chairman of the Board.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Energy Recovery on October 24, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	October 24, 2024	By:	/s/ William Yeung
William Yeung
Chief Legal Officer